STOCK OPTION AGREEMENT

     This Stock Option Agreement (the "Agreement"), by and between NETTAXI Online Communities, Inc, a Delaware corporation (the "Company"), and Robert Rositano, Jr. ("Optionee"), is made effective as of this 1 st day of August, 1998.

                                    RECITALS

     WHEREAS, the Board of Directors of the Company has authorized the grant of stock options to Optionee pursuant to that certain Employment Agreement dated August 1, 1998.

     WHEREAS, the Company desires to issue stock options to Optionee and Optionee desires to accept such stock options on the terms and conditions set forth below.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

     1.     Grant  of Options.     The Company hereby grants to the Optionee, as
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a  separate  incentive and not in lieu of any fees or other compensation for his services, options ("the Options") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of THREE HUNDRED FIFTY THOUSAND (350,000) shares of common stock (the "Shares"). The Options are fully vested.

     2.     Exercise  Price.     The  exercise price shall be $0.10 per share of
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common stock (the "Exercise Price"). The Exercise Price will be payable in legal tender  of  the  United  States,  in  cash  or  by  promissory  note.

     3.     Time  of  Exercise.     Upon  execution  of this Agreement, Optionee
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shall  receive  the  right  to  exercise  the  Options.

     4.  Notice  of  Exercise.     Optionee  may  exercise the Options by giving
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written  notice of exercise of the Options sent by certified or registered mail, return receipt requested, to the Company and sending a check for the Exercise Price of the Options exercised.

     5.     Transferability.     The Options will be exercisable for a period of
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ten  (10)  years  from  the  date  hereof only by Optionee. The Options shall be non-transferable.

     6.      Adjustment.     The  number  and  class  of  shares  specified  in
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paragraph  I  above, and the Option Price, are subject to appropriate adjustment in the event of certain changes in the capital structure of the Corporation which alter the per share value of Common Stock or the rights of holders thereof. A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, will cause the option granted hereunder to terminate unless the agreement of merger, consolidation or other acquisition otherwise provides. In the event of such dissolution, liquidation, merger, or consolidation, Optionee will have the right for a period of not less than sixty (60) days prior to the effective date of such event~ to exercise the option granted hereunder as to all of the shares specified in paragraph I above. Such right of exercise will accrue, notwithstanding any limitations in this option agreement as to the time Optionee may exercise such option, including "vesting" schedules.

     7.     Securities Laws.     The issuance of shares of Common Stock upon the
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exercise  of  the  Options  will be subject to compliance by the Company and the person exercising the Options with all applicable requirements of federal and state securities and other laws relating thereto. No person may exercise the Options at any time when, in the opinion of counsel to the Company, such exercise is not permitted under applicable federal or state securities laws.

Nothing herein will be construed to require the Company to register or qualify any securities under applicable federal or state securities laws, or take any action to secure an exemption from such registration and qualification for the issuance

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of  any  securities  upon  the  exercise  of  the  Options.

     8.     Investment  Representations.     In  connection  with the receipt of
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the Options and potential purchase of shares of common stock Optionee represents and  wan-ants  to  the  Company  as  follows:

     a. Investment Intent. Optionee is receiving the Options and may purchase the shares represented thereby solely for her own account for investment. Optionee has no present intention to resell or distribute the Options of underlying shares or any portion thereof. The entire legal and beneficial interest of the Options and any underlying shares purchased, will be held, for Optionee's account only, and neither in whole or in part for any other person.

     b. Information Concerning Company. Optionee has significant prior experience and knowledge of the affairs of the Company. Optionee is aware of the Company's business and financial condition and has acquired sufficient information about the Company to make an informed and acknowledgeable decision regarding the Options and the potential purchase of the Shares.

     c. Economic Risk. Optionee realizes that the exercise of the Options and purchase of the underlying shares will be a highly speculative investment and involve a high degree of risk. Optionee is able, without impairing his financial condition, to hold any shares purchased for an indefinite period of time and to suffer a complete loss of his investment.

     d. Restriction on Transfer. Optionee understands that the Options and/or underlying Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee understands that the certificate evidencing any shares purchased will be imprinted with a legend that prohibits the transfer of the shares unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

     e. Sales Under Rule 144. Optionee is aware of the adoption of rule 144 by the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions, including among other things: (i) the availability of certain current public information about the Company, (ii) the resale occurring not less than two years after the party has purchased and paid for the securities to be sold, (iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a "market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

     f. Limitation on Rule 144 Sales. Optionee further acknowledges and understands that the Company is not now and at the time she wishes to sell the any purchased shares may not be satisfying the current public information requirement of Rule 144, and, in such case, Optionee could be precluded from selling any shares purchased as a result of the exercise of the Options under Rule 144 even if the one-year minimum holding period has been satisfied.

     g. Sales Not Under Rule 144. Optionee further acknowledges that, if all of the requirements of Rule 144 are not met, then registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so at their own risk.

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     10.     Legends,  California  Securities  Law.
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     a.     The certificate or certificates representing any shares purchased as a result of the exercise of the Options will bear the following legends (as well as any legends required by applicable California and other state corporate and securities laws):

     (i) THE SHARES REPRESENTED BY THIS CERTIFICATE RAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BY EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933

b. The Options and underlying shares which are the subject of this Agreement have not been qualified with the Commissioner of Corporations of the State of California, and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of securities is exempt from the qualification by an applicable section of the California Corporations Code, including Section 25100, 25102 or 25105. The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

     11.      No  Rights  as  Shareholder.     Neither  Optionee  nor any person
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claiming  under  or  through  Optionee  will  be,  or  have any of the rights or privileges of, a shareholder of the Company in respect of any of the Shares issuable upon the exercise of the Options, unless and until any of the Options are properly and lawfully exercised.

     12.     Notices.     Any  notice to be given to the Company under the terms
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of this Agreement will be addressed to the Company, in care of its Secretary, at its executive offices, or at such other address as the Company may hereafter designate in writing. Any notice to be given to Optionee will be in writing and delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to Optionee at the address set forth beneath Optionee's signature in writing. Any such notice will be deemed to have been duly given where deposited in a United States post office in compliance with the foregoing.

     13.     Successor.     Subject  to the limitation on the transferability of
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the  Options  contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

     14.     Attorney's  Fees.     In the event that any legal action is brought
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to  enforce  or interpret any part of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in that action, in addition to any other relief to which that party may be entitled.

     15.     Governing  Law.     This  Agreement  shall  in  all  respects  be
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construed,  interpreted,  and  enforced  in accordance with, and governed by the laws  of  the  State  of  California.

     16.     Severability.     If  any term or provision of this Agreement shall
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be  held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected and each other term and provision of this Agreement shall be valid to the fullest extent permitted by law.

     17.     Counterparts.     This  Agreement  may be executed in counterparts,
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each of which shall constitute an original and all of which shall be one and the same  instrument.

     18.     Modification.     Any  amendment,  change  or  modification of this
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Agreement  shall be effective only if it is in writing and signed by the parties hereto.

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     19.     Waiver.     The  failure  of  either  party  to  insist upon strict
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compliance  with  any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time be deemed a waiver or relinquishment of that fight or power for all or any other time.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


COMPANY:                         NETTAXI  ONLINE  COMMUNITIES,  INC.

                                 By:  /s/  Robert  Rositano,  Jr.
                                      ---------------------------

                                 Title:  CEO
                                         ---

OPTIONEE:                             /s/  Robert  Rositano,  Jr.
                                      ---------------------------

                                 Address:  2165  S.  Bascom  Ave.
                                           ----------------------
                                           Campbell,  CA  95008

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